STEELCLOUD, SECOND QUARTER 2006 CONFERENCE CALL

                        FOR JUNE 22, 2006 AT 11:00 AM EDT

OPERATOR

Good morning, ladies and gentlemen, and welcome to the SteelCloud second quarter 2006 conference call. At this time all participants are in a listen-only mode. Following today's presentation, instructions will be given for the question and answer session. If anyone should require operator assistance during the conference, please press the star key followed by the zero. As a reminder, this conference is being recorded today, Monday, June 22, 2006.

I would now like to turn the conference over to Bob Leahy with Financial Relations Board. Please go ahead, sir.

BOB

Good morning everyone and welcome to SteelCloud's earnings call for the fiscal second quarter 2006. As many of you know, this conference call was originally scheduled for last week. The delay was at the behest of SteelCloud's Board of Directors. On Thursday, June 15, 2006 SteelCloud filed a memorandum explaining the reason for the delay. Contents of the memo and subsequent press release can be found on the SEC's Edgar service and on the SteelCloud web site.

On the call today with me is Cliff Sink, recently appointed SteelCloud President and Chief Executive Officer as well as Kevin Murphy, SteelCloud Chief Financial Officer. Before we begin, let me read the Safe Harbor statement.

Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward-looking statements that involve a number of risks and uncertainties. It is possible that the assumptions made by management are not necessarily the most likely and may not materialize. In addition, other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the computer industry and the general economy, competitive factors, ability to attract and retain personnel including key sales and management personnel, the price of the company's stock and the risk factors set forth from time to time in the company's SEC reports. SteelCloud takes no obligation to update or correct forward-looking statements.

At this time I will now turn the call over to Cliff Sink, SteelCloud President and CEO.

CLIFF

Thank you Bob.

Good morning everyone and thank you for your continuing interest in SteelCloud.

As you know, two weeks ago I assumed my position as CEO. Two and 1/2 months ago, the Board of Directors brought me to SteelCloud to have me assess the Company's offerings, commercial propositions and go-to-market strategy prior to assuming the position of President & CEO.


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There have been numerous discoveries. On the positive side, SteelCloud has some excellent people, outstanding products, powerful partners and a number of fine reference accounts.

At the same time, in both the Board's and my opinion, the Company has...

      o     Lacked accountability on multiple fronts,

      o     Overextended its focus and reach in certain market sectors,

      o Failed to adequately anticipate and understand demand, particularly in the government sector,

      o     Underinvested in sales infrastructure and outreach and

      o Lost focus on the core business resulting in deteriorating gross margins.

Hence, my challenge and opportunity.

In my first two weeks as CEO, I have already taken a number of corrective steps. I've cancelled programs that don't make sense, instituted an across-the-board departmental expense reduction, curtailed or eliminated non-revenue producing activities, terminated non-critical employees, added a new head of marketing and hired six new sales executives and engineers.

Decisive action is necessary now because we will continue to have operating losses in our fiscal third and fourth quarters this year. I expect our return to growth and profitability will likely take up to a year and necessitate major changes in many aspects of our business.

The transformation of this Company starts with clarity of purpose and vision for the future.

Our vision is sharply focused on becoming the leading supplier of network centric computing solutions... for federal integrators and OEMs. This is our highest margin business and we will invest in it as fast as possible.

PAUSE

Let me quickly explain our Federal integrator and OEM business. We design and deliver fully integrated server appliances through strategic relationships with software and technology companies who in turn... market the products worldwide.

There are four keys to rebuilding our integrator and OEM business:

      First - Strategic Alliances. Here we must strengthen our partnerships with the industry's technology leaders such as Intel and Microsoft. Both of these firms want our access and presence in the federal market space and we need their latest technology and marketing muscle.

      Second - Product leadership. Without market-leading products, SteelCloud cannot grow. As communicated last quarter, we are collaborating with Intel and putting together a new line of server solutions targeted for the Department of Defense. Based on Advanced Telecom Computing Architecture
      or...."ATCA", these products are now available for viewing and demonstration at our new Solutions Center in Herndon, VA which opened June 15, 2006. ATCA is a major strategic thrust for SteelCloud. Our Solutions Center is the only place in the country where ATCA technology is being demonstrated and directed toward the military/government market. Federal integrators from all over the nation are being encouraged by Intel, other ATCA vendors and national distributors to use the Center and more importantly, SteelCloud to capture new government business.


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      Also, as announced last quarter, we are accelerating our investment in our
      SteelWorks(TM) appliance management software that provides the company with a meaningful competitive edge in the OEM market. The product is now being sold to a major and well known OEM customer.

      Third - Loyal Customers - Here we are working on creating deep and lasting relationships with new integrators and OEMs. We cannot go on being overly dependent on a precious few customers.

      Fourth - Sales & Marketing - This whole operation is being revitalized. I personally have over two decades of experience managing marketing organizations selling to the very markets SteelCloud serves. Be assured, SteelCloud selling activities will be getting plenty of my attention. A solid sales and marketing infrastructure is mandatory for building market share.

These are our four critical, short-term goals. We also have significant partnerships with many of the world's finest software solution firms such as CA, Network General and others. These alliances enable SteelCloud to directly serve medium and enterprise-size accounts. Further, we have a very talented IT consulting services organization that's as much in need of disciplined, market focus as the rest of the company.

In this market, we will concentrate on select, highest-margin network solutions that in turn, drive higher-margin consulting services business. We're initially focusing on Business System Optimization, Threat and Network Management solutions.

PAUSE

None of the changes I've been talking about could happen until we demonstrated discipline and required accountability for our actions. Our management team's responsibility is to instill in their employees a profound sense of purpose and decisiveness. Under these conditions, all employees must either meet or exceed objectives. For those not meeting deadlines and commitments, there are now consequences.

I EXPECT performance and results. The days of promises and excuses are over. I have already taken decisive steps by implementing fiscal-based objectives along with a zero-tolerance policy for non-performance.

PAUSE

There are some additional items I want to address.


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First, our ACS product................ As I said at the beginning of this call, the company has overextended itself into too many markets. ACS, our audit compliance product is a perfect example.

As a result, I've cancelled this entire program. Despite previous expectations, the product was over a year late and was STILL not ready for market. The people responsible for the product no longer work for the Company.

In the future, SteelCloud will not waste precious assets developing products for markets far removed from our core competencies. We are implementing a formal marketing process to quickly and efficiently evaluate new product opportunities. Going forward, we'll only invest in new products that serve markets where we can obtain a solid, double-digit return on investment for the Company.

On the Federal market side, we continue to pursue a spot on the Homeland Security First Source contract and NASA's SEWP (pronounce SOUP) III Agreement, both of which we expect to be awarded this year. In the past few weeks, we were awarded a sub-contractor position on the $9 Billion Air Force NetCents contract. We've already been given a $600,000 task order for IT services. We expect more business this fiscal year and beyond from this important contract vehicle.

Going forward, our business model and product mix WILL change. Gross profits over the past year have deteriorated significantly. We expect the Company to ultimately return gross profit margins in the mid-to high twenties which should produce a bottom-line profit by the second half of fiscal 2007.

Our balance sheet today is strong and more than adequate to support on-going operations as we return the company to profitability. But we need to do more than that. We're also likely going to raise money. We need to be positioned to move quickly and surely because our markets are robust and growing...

      o The network appliance market is projected to grow from $4 Billion in 2005 to nearly $8 Billion by 2008.

      o In the first three months of 2006, the Federal Government spent nearly $11 Billion on IT products and services... with a significant amount going to the very federal integrators we are targeting. And,

      o The DOD market for our new ATCA products is projected to grow by 18% in 2006 and even faster in the future.

So as we fine-tune our plans, they will call for SteelCloud to grow far faster than imagined previously. Thus, if appropriate, we will go into the capital markets later this year.

Let me now turn this over to Kevin. I'll follow with some closing remarks and we'll then open it up for questions.

KEVIN

Thanks Cliff.........


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As you know, we released our results earlier this morning for the quarter ended
April 30, 2006. Revenues were approximately $7.3 million, a decrease of approximately 25% from $9.7 million in the same period in 2005. The Company recorded a net loss of $1.9 million or $.14 cents per share in 2006 compared to net income of $368,000 or $.03 cents per share in fiscal 2005. Gross Margins decreased to 14.2% in fiscal 2006 from 26% in fiscal 2005.

Our second quarter results were clearly disappointing. Our net loss for the quarter, prior to non-recurring items, was approximately $1.1 million.

Regarding revenue, we received several orders prior to the quarter end, one in excess of $1 Million that we were unable to ship and recognize as revenue during this period. These orders will be shipped and recorded as revenue in Q3.

The decline in overall gross margins was a result of our changing business and product mix. As Cliff has mentioned, we are taking the necessary steps of re-aligning the Company resources and goals in order to focus on our higher-margin core business which should return us to our desired margin levels.

Included in the $1.9 million loss is approximately $850,000 of one-time, non-recurring charges during the quarter which were as follows:

First, we incurred an inventory charge of approximately $250,000 relating to our CA server appliance products that were deemed "end of life" during the second quarter. This expense was charged to Cost of Goods sold which impacted our gross margins for the quarter. This write-off does not affect our ongoing relationship with CA.

Second, we accrued approximately $200,000 in severance costs. Although this move was executed in Q3, it was planned, agreed to and accrued for prior to the end of the quarter.

Finally, we adjusted our deferred tax asset valuation by recording income tax expense of approximately $400,000 due to our recent earnings trend and financial outlook.

Although we did not meet our revenue and margin expectations in Q2, we did continue to make significant progress with our goal for improvement in sales orders and associated backlog. During Q2, we booked orders in excess of $10.5 million. This is the second consecutive quarter that we have exceeded $10 million in new orders and the fifth consecutive quarter that new orders have increased over the prior quarter. Several of these orders were multi-year contracts which will be delivered over the next 3 to 36 months. We concluded our second quarter with nearly $6 million in backlog and have continued to improve on that amount during our third quarter now in progress. Continual improvement in our sales orders and backlog remains our top priority and, as Cliff noted, we will continue to invest in our sales and marketing resources to achieve those goals.

Cash was utilized during the quarter to finance sales transactions and purchase inventory as evidenced by the significant increases in both our accounts receivable and inventory balances at April 30, 2006.


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Going forward, our financial position will be an asset through this transitional phase. Our current ratio remains strong and our debt-to-equity ratio remains low. Our cash on hand at the end of the quarter was nearly $4 million and our working capital was approximately $7.2million. Together with our $3.5 million line of credit, we have the means to execute our plan for Fiscal 2006 and beyond. Having said that, we will continue to exercise fiscal discipline in controlling our operating costs and cash position.

As Cliff has mentioned, we have many changes being executed to return us to profitability. Accordingly, our financial outlook for the remainder of the fiscal year is an annual net loss. We currently expect our annual loss to be between $.33 and $.38 cents per share, prior to non-recurring or restructuring charges on revenues of $25 to $28 million. Including non-recurring charges, our annual net loss expectation is between $.41 and $.46 cents per share. Given that our expectation is a net loss for the fiscal year, we adjusted our deferred tax asset during our second quarter. Once we return to profitability, we will re-evaluate the asset at that time and, if warranted, reduce the valuation allowance and recognize a tax benefit.

In summary, our balance sheet remains strong which will assist us in capitalizing on strategic and operational opportunities. We are committed to returning this company to profitability as quickly as possible and recognize that this may require us to explore accretive options outside of traditional, organic growth.

With that I will turn it back to Cliff...

CLIFF

In summary, I believe the challenge to rebuild SteelCloud has been clearly defined. As I said at the outset, it's not going to happen overnight. Nevertheless, it is past time to move this company to a sustainable profitable model and deliver returns for our shareholders.

Going forward, the business strategy will drive the organizational structure. Within the last three weeks, SteelCloud managers have been directed to...

      Ingrain in every employee our purpose and vision

      Focus on markets, products and initiatives that drive new, high-margin revenue

      Demand accountability

      Instill a sales-oriented culture throughout the organization

      Motivate our employees to pull together with passion, purpose and commitment

      And, most importantly, deliver defined results.

As SteelCloud's new leader and your employee, I want you to know that I have the experience, know-how, sense of urgency and appropriate lack of patience to transform this Company into the operation we all want it to become.


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We have already completed a large portion of the planning phase to map out our growth strategy. Our expectation is to finalize the strategic plan in the near term and begin execution momentarily in order to reap benefits in fiscal 2007. Both my team and I are committed to make this turnaround successful in order to start rewarding those shareholders and employees who have, more than patiently, stayed the course.

To demonstrate both our commitment and confidence in the Company's future I, along with the board of directors, and our executive management team, will be purchasing shares of SteelCloud stock on the open market, starting next week,

SteelCloud today, is an undervalued growth play with tremendous upside potential.

With that let me open it up for questions.


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